March 2015 Preliminary Terms No. 232 Registration Statement No. 333-190038 Dated February 27, 2015 Filed pursuant to Rule 433
STRUCTURED INVESTMENTS
Opportunities in International Equities
Auto-Callable Trigger PLUS Based on the Value of the EURO STOXX 50® Index due April 6, 2018
Auto-Callable Trigger Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities
Unlike conventional debt securities, the Auto-Callable Trigger Performance Leveraged Upside SecuritiesSM (the “Auto-Callable Trigger PLUS”) will pay no interest and do not guarantee any return of principal at maturity.  If the closing level of the underlier on the call observation date is greater than or equal to 120% of the initial underlier value, the Auto-Callable Trigger PLUS will be automatically redeemed for a cash payment of at least $12.00 per Auto-Callable Trigger PLUS, or at least 120% of the stated principal amount.  If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is greater than the initial underlier value, at maturity investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlier.  If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than or equal to the initial underlier value but greater than or equal to the trigger value, at maturity investors will receive the stated principal amount of their investment.  However, if the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than the trigger value, at maturity investors will lose 1% of the stated principal amount of their investment for every 1% that the final underlier value is less than the initial underlier value.  Under these circumstances, the amount investors receive will be less than 80% of the stated principal amount and could be zero.  The Auto-Callable Trigger PLUS are for investors who seek an equity index-based return and who are willing to risk their principal and forgo current income in exchange for the leverage feature, which applies only if the Auto-Callable Trigger PLUS are not redeemed and the final underlier value is greater than or equal to the initial underlier value, and the limited protection against loss that applies only if the final underlier value is greater than or equal to the trigger value, subject to automatic early redemption.  Investors may lose their entire initial investment in the Auto-Callable Trigger PLUS. The Auto-Callable Trigger PLUS are unsecured and unsubordinated debt obligations of Barclays Bank PLC. Any payment on the Auto-Callable Trigger PLUS, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page 4 of this document) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the Auto-Callable Trigger PLUS. See “Risk Factors” and “Consent to UK Bail-in Power” in this document and “Risk Factors” in the accompanying prospectus addendum.
SUMMARY TERMS
Issuer:	Barclays Bank PLC
Underlier:	EURO STOXX 50® Index (Bloomberg ticker symbol “SX5E<Index>”)
Aggregate principal amount:	$
Stated principal amount:	$10 per Auto-Callable Trigger PLUS
Initial issue price:	$10 per Auto-Callable Trigger PLUS (see “Commissions and initial issue price” below)
Pricing date†:	March 31, 2015
Original issue date†:	April 7, 2015 (4 business days after the pricing date)
Call observation date†:	October 3, 2016, subject to postponement
Valuation date†:	April 3, 2018, subject to postponement
Maturity date†:	April 6, 2018, subject to postponement
Interest:	None
Early redemption:
If, on the call observation date, the closing level of the underlier is greater than or equal to the call threshold level, the Auto-Callable Trigger PLUS will be automatically redeemed for the early redemption payment on the third business day following the call observation date.  The Auto-Callable Trigger PLUS will not be redeemed early if the closing level of the underlier is less than the call threshold level on the call observation date.  No further payments will be made on the Auto-Callable Trigger PLUS after they have been redeemed.  In addition, if the Auto-Callable Trigger PLUS are redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final underlier value is greater than the initial underlier value.  Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlier had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.

Call threshold level:	$ , which is 120% of the initial underlier value (rounded to two decimal places)
Early redemption payment:	At least $12.00 per Auto-Callable Trigger PLUS (at least 120% of the stated principal amount). The actual early redemption payment will be determined on the pricing date.
Payment at maturity (per Auto-Callable Trigger PLUS):
•      If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is greater than the initial underlier value:
      $10 + leveraged upside payment
•      If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and  the final underlier value is less than or equal to the initial underlier value but greater than or equal to the trigger value:
      $10
•      If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than the trigger value:
      $10 × underlier performance factor
This amount will be less than the stated principal amount of $10 and will represent a loss of at least 20%, and possibly all, of an investor’s initial investment. Investors may lose their entire initial investment in the Auto-Callable Trigger PLUS.  Any payment on the Auto-Callable Trigger PLUS, including any repayment of principal, is not guaranteed by any third party and is subject to (a) the creditworthiness of Barclays Bank PLC and (b) the risk of exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

U.K. Bail-in Power acknowledgment:
By acquiring the Auto-Callable Trigger PLUS, you acknowledge, agree to be bound by and consent to the exercise of, any U.K. Bail-in Power. See “Consent to U.K. Bail-in Power” on page 4 of this document.

Leverage factor:
At least 140%.  The actual leverage factor will be determined on the pricing date.  The leverage factor will be applicable only if the Auto-Callable Trigger PLUS are not redeemed and the final underlier value is greater than or equal to the initial underlier value.

(terms continued on the next page)
Commissions and initial issue price:	Initial issue price(1)	Price to public(1)	Agent’s commissions	Proceeds to issuer
Per Auto-Callable Trigger PLUS	$10	$10	$0.25(2) $0.05(3)	$9.70
Total	$	$	$	$
(1)
Our estimated value of the Auto-Callable Trigger PLUS on the pricing date, based on our internal pricing models, is expected to be between $9.400 and $9.526 per Auto-Callable Trigger PLUS.  The estimated value is expected to be less than the initial issue price of the Auto-Callable Trigger PLUS.  See “Additional Information Regarding Our Estimated Value of the Auto-Callable Trigger PLUS” on page 3 of this document.

(2)
Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $0.25 for each Auto-Callable Trigger PLUS they sell.  See “Supplemental Plan of Distribution” in this document.

(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each Auto-Callable Trigger PLUS.
One or more of our affiliates may purchase up to 15% of the aggregate principal amount of the Auto-Callable Trigger PLUS and hold such Auto-Callable Trigger PLUS for investment for a period of at least 30 days.  Accordingly, the total principal amount of the Auto-Callable Trigger PLUS may include a portion that was not purchased by investors on the original issue date.  Any unsold portion held by our affiliate(s) may affect the supply of Auto-Callable Trigger PLUS available for secondary trading and, therefore, could adversely affect the price of the Auto-Callable Trigger PLUS in the secondary market.  Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.
Investing in the Auto-Callable Trigger PLUS involves risks not associated with an investment in conventional debt securities.  See “Risk Factors” beginning on page 11 of this document, on page S-6 of the prospectus supplement and on page PA-1 of the prospectus addendum.  You should read this document together with the related prospectus, prospectus supplement, prospectus addendum and index supplement, each of which can be accessed via the hyperlinks below, before you make an investment decision.
The Auto-Callable Trigger PLUS will not be listed on any U.S. securities exchange or quotation system. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Auto-Callable Trigger PLUS or determined that this document is truthful or complete. Any representation to the contrary is a criminal offense.
The Auto-Callable Trigger PLUS constitute our unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.
Prospectus dated July 19, 2013	Prospectus Supplement dated July 19, 2013	Prospectus Addendum dated February 3, 2015	Index Supplement dated July 19, 2013
Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this document relates. Before you invest, you should read the prospectus dated July 19, 2013, the prospectus supplement dated July 19, 2013, the prospectus addendum dated February 3, 2015, the index supplement dated July 19, 2013 and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you each of these documents if you request them by calling your Barclays Bank PLC sales representative, such dealer or toll-free 1-888-227-2275 (Extension 2-3430). A copy of each of these documents may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

Terms continued from previous page:
Initial underlier value:	, which is the closing level of the underlier on the pricing date
Final underlier value:	The closing level of the underlier on the valuation date
Closing level:
On any scheduled trading day, the closing level of the underlier as published with respect to the regular weekday close of trading on that scheduled trading day as displayed on the Bloomberg Professional® service (“Bloomberg”) page as set forth under “Underlier” above or any successor page on Bloomberg or any successor service, as applicable.  In certain circumstances, the closing level will be based on the alternate calculation of the underlier as described in “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices” starting on page S-98 of the accompanying prospectus supplement.

Leveraged upside payment:	$10 × leverage factor × underlier return
Trigger value:	, which is 80% of the initial underlier value (rounded to two decimal places)
Underlier return:	(final underlier value – initial underlier value) / initial underlier value
Underlier performance factor:	final underlier value / initial underlier value
CUSIP/ISIN:	06743P798 / US06743P7987
Listing:	We do not intend to list the Auto-Callable Trigger PLUS on any securities exchange.
Selected dealer:	Morgan Stanley Wealth Management (“MSWM”)

†
Expected.  In the event that we make any change to the pricing date or the original issue date, the valuation date, the call observation date and/or the maturity date may be changed so that the stated term of the Auto-Callable Trigger PLUS remains the same.  In addition, the maturity date, the call observation date and valuation date are subject to postponement.  See “Additional Information about the Auto-Callable Trigger PLUS—Additional provisions—Postponement of maturity date,” “Additional Information about the Auto-Callable Trigger PLUS—Additional provisions—Postponement of call observation date and valuation date” and “Additional Information about the Auto-Callable Trigger PLUS—Additional provisions—Market disruption events and adjustments.”

Barclays Capital Inc.

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Additional Terms of the Auto-Callable Trigger PLUS

You should read this document together with the prospectus dated July 19, 2013, as supplemented by the prospectus supplement dated July 19, 2013, the prospectus addendum dated February 3, 2015 and the index supplement dated July 19, 2013 relating to our Global Medium-Term Notes, Series A, of which the Auto-Callable Trigger PLUS are a part.  This document, together with the documents listed below, contains the terms of the Auto-Callable Trigger PLUS and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, the prospectus addendum and the index supplement, as the Auto-Callable Trigger PLUS involve risks not associated with conventional debt securities.  We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Auto-Callable Trigger PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295636/d570220df3asr.htm

Prospectus supplement dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295715/d570220d424b3.htm

Prospectus addendum dated February 3, 2015:
http://www.sec.gov/Archives/edgar/data/312070/000119312515031134/d864437d424b3.htm

Index supplement dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295727/d570220d424b3.htm

Our SEC file number is 1-10257 and our Central Index Key, or CIK, on the SEC website is 0000312070.  As used in this document, “we,” “us” and “our” refer to Barclays Bank PLC.

In connection with this offering, Morgan Stanley Wealth Management is acting in its capacity as a selected dealer.

Additional Information Regarding Our Estimated Value of the Auto-Callable Trigger PLUS

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates.  Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market.  Our estimated value on the pricing date is based on our internal funding rates.  Our estimated value of the Auto-Callable Trigger PLUS might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the Auto-Callable Trigger PLUS on the pricing date is expected to be less than the initial issue price of the Auto-Callable Trigger PLUS.  The difference between the initial issue price of the Auto-Callable Trigger PLUS and our estimated value of the Auto-Callable Trigger PLUS is expected to result from several factors, including any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Auto-Callable Trigger PLUS, the estimated cost that we may incur in hedging our obligations under the Auto-Callable Trigger PLUS, and estimated development and other costs that we may incur in connection with the Auto-Callable Trigger PLUS.

Our estimated value on the pricing date is not a prediction of the price at which the Auto-Callable Trigger PLUS may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the Auto-Callable Trigger PLUS in the secondary market.  Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the Auto-Callable Trigger PLUS in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the Auto-Callable Trigger PLUS in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately three months after the initial issue date of the Auto-Callable Trigger PLUS because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Auto-Callable Trigger PLUS and other costs in connection with the Auto-Callable Trigger PLUS that we will no longer expect to incur over the term of the Auto-Callable Trigger PLUS.  We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the Auto-Callable Trigger PLUS and any agreement we may have with the distributors of the Auto-Callable Trigger PLUS.  The amount of our estimated costs that we effectively reimburse to investors in this way

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may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the Auto-Callable Trigger PLUS based on changes in market conditions and other factors that cannot be predicted.

We urge you to read “Risk Factors” beginning on page 11 of this document.

You may revoke your offer to purchase the Auto-Callable Trigger PLUS at any time prior to the pricing date.  We reserve the right to change the terms of, or reject any offer to purchase, the Auto-Callable Trigger PLUS prior to their pricing date.  In the event of any changes to the terms of the Auto-Callable Trigger PLUS, we will notify you and you will be asked to accept such changes in connection with your purchase.  You may also choose to reject such changes in which case we may reject your offer to purchase.

Consent to U.K. Bail-in Power

Under the U.K. Banking Act 2009, as recently amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power under certain conditions which, in summary, include that such authority determines that: (i) a relevant entity (such as the Issuer) is failing or is likely to fail, (ii) it is not reasonably likely that (ignoring the other stabilization powers under the U.K. Banking Act) any other action will be taken to avoid the entity’s failure, (iii) the exercise of the stabilization powers are necessary taking into account certain public interest considerations such as the stability of the U.K. financial system, public confidence in the U.K. banking system and the protection of depositors and (iv) the objectives of the resolution measures would not be met to the same extent by the winding up of the entity. Notwithstanding these conditions, there remains uncertainty regarding how the relevant U.K. resolution authority would assess these conditions in deciding whether to exercise any U.K. Bail-in Power. The U.K. Bail-in Power includes any statutory write-down and conversion power, which allows for the cancellation of all, or a portion, of any amounts payable on the Auto-Callable Trigger PLUS, including any repayment of principal and/or the conversion of all, or a portion, of any amounts payable on the Auto-Callable Trigger PLUS, including the repayment of principal, into shares or other securities or other obligations of ours or another person, including by means of a variation to the terms of the Auto-Callable Trigger PLUS. Accordingly, if any U.K. Bail-in Power is exercised you may lose all or a part of the value of your investment in the Auto-Callable Trigger PLUS or receive a different security, which may be worth significantly less than the Auto-Callable Trigger PLUS and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise its authority to implement the U.K. Bail-in Power without providing any advance notice to the holders of the Auto-Callable Trigger PLUS.

By your acquisition of the Auto-Callable Trigger PLUS, you acknowledge, agree to be bound by and consent to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

This is only a summary. For more information, please see “Risk Factors—You may lose some or all of your investment if any U.K. bail-in power is exercised by the relevant U.K. resolution authority” in this document and the full definition of “U.K. Bail-in Power” as well as the risk factors in the accompanying prospectus addendum.

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Investment Summary

Auto-Callable Trigger Performance Leveraged Upside Securities
Principal at Risk Securities

The Auto-Callable Trigger PLUS Based on the Value of the EURO STOXX 50® Index due April 6, 2018 (the “Auto-Callable Trigger PLUS”) can be used:

▪
To provide an opportunity to earn the early redemption payment, which is an amount equal to at least $12.00 per Auto-Callable Trigger PLUS, or at least 120% of the stated principal amount, if the closing level of the underlier on the call observation date is greater than or equal to the call threshold level.  The actual early redemption payment will be determined on the pricing date.

▪	As an alternative to direct exposure to the underlier that, if the Auto-Callable Trigger PLUS are not redeemed prior to maturity, enhances returns for any positive performance of the underlier

▪	If the Auto-Callable Trigger PLUS are not redeemed prior to maturity, to enhance returns and outperform the underlier in a bullish scenario

▪
If the Auto-Callable Trigger PLUS are not redeemed prior to maturity, to achieve similar levels of upside exposure to the underlier as a direct investment while using fewer dollars by taking advantage of the leverage factor

▪
If the Auto-Callable Trigger PLUS are not redeemed prior to maturity, to provide limited protection against a loss of principal in the event of a decline of the underlier from the pricing date to the valuation date, but only if the final underlier value is greater than or equal to the trigger value

If the final underlier value is less than the trigger value, the Auto-Callable Trigger PLUS are exposed on a 1:1 basis to the negative performance of the underlier.

Maturity:	Approximately 3 years (unless redeemed earlier)
Call threshold level:	120% of the initial underlier value
Early redemption payment:	At least $12.00 (at least 120% of the stated principal amount) per Auto-Callable Trigger PLUS. The actual early redemption payment will be determined on the pricing date.
Leverage factor:
At least 140% (applicable only if the final underlier value is greater than the initial underlier value and the Auto-Callable Trigger PLUS are not redeemed prior to maturity).  The actual leverage factor will be determined on the pricing date.

Trigger value:	80% of the initial underlier value
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Auto-Callable Trigger PLUS.
Interest:	None

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Key Investment Rationale

If the closing level of the underlier on the call observation date is greater than or equal to 120% of the initial underlier value, the Auto-Callable Trigger PLUS will be automatically redeemed for an amount per Auto-Callable Trigger PLUS equal to at least $12.00, or at least 120% of the stated principal amount.  The actual early redemption payment will be determined on the pricing date.  If the Auto-Callable Trigger PLUS are not redeemed prior to maturity, the Auto-Callable Trigger PLUS offer leveraged exposure to any positive performance of the underlier. In exchange for enhanced performance of at least 140% of any appreciation of the underlier if the Auto-Callable Trigger PLUS are not redeemed prior to maturity, investors are exposed to the risk of loss of some or all of their investment due to the trigger feature.  The actual leverage factor will be determined on the pricing date.  If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is greater than the initial underlier value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlier at maturity. If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than or equal to the initial underlier value but greater than or equal to the trigger value, investors will receive the stated principal amount of their investment at maturity.  However, if the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than the trigger value, at maturity investors will lose 1% of the stated principal amount of their investment for every 1% that the final underlier value is less than the initial underlier value.  Under these circumstances, the amount investors receive will be less than 80% of the stated principal amount and could be zero.  Investors may lose their entire initial investment in the Auto-Callable Trigger PLUS. In addition, if the Auto-Callable Trigger PLUS are redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final underlier value is greater than the initial underlier value.  Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlier had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.

Early Redemption Feature
On the call observation date, if the closing level of the underlier is greater than or equal to the call threshold level, the Auto-Callable Trigger PLUS will be automatically redeemed for an amount per Auto-Callable Trigger PLUS equal to the early redemption payment.  No further payments will be made on the Auto-Callable Trigger PLUS after they have been redeemed.  In addition, if the Auto-Callable Trigger PLUS are redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final underlier value is greater than the initial underlier value.  Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlier had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.

Leveraged Performance
If the Auto-Callable Trigger PLUS are not redeemed prior to maturity, the Auto-Callable Trigger PLUS offer investors an opportunity to capture enhanced returns for any positive performance of the underlier relative to a direct investment in the underlier.

Trigger Feature
At maturity, even if the value of the underlier has declined over the term of the Auto-Callable Trigger PLUS, investors will receive their stated principal amount, but only if the final underlier value is greater than or equal to the trigger value.

Upside Scenario
The Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is greater than the initial underlier value.  In this case, at maturity, the Auto-Callable Trigger PLUS pay the stated principal amount of $10 plus at least 140% of the underlier return.  The actual leverage factor will be determined on the pricing date.

Par Scenario
The Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than or equal to the initial underlier value but greater than or equal to the trigger value.  In this case, at maturity, the Auto-Callable Trigger PLUS pay the stated principal amount of $10 per Auto-Callable Trigger PLUS even though the value of the underlier has declined.

Downside Scenario
The Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than the trigger value.  In this case, at maturity, the Auto-Callable Trigger PLUS pay less than 80% of the stated principal amount and the loss of the stated principal amount will be proportionate to the percentage decrease in the final underlier value from the initial underlier value.  For example, if the final underlier value is 55% less than the initial underlier value, the Auto-Callable Trigger PLUS will pay $4.50 per Auto-Callable Trigger PLUS, or 45% of the stated principal amount, for a loss of 55% of the stated principal amount.  There is no minimum payment at maturity on the Auto-Callable Trigger PLUS.  Accordingly, investors could lose their entire investment in the Auto-Callable Trigger PLUS.

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How the Auto-Callable Trigger PLUS Work

The following diagrams and scenarios illustrate the payment upon automatic early redemption or at maturity on the Auto-Callable Trigger PLUS based on the following terms:

Stated principal amount:	$10 per Auto-Callable Trigger PLUS
Call threshold level:	120% of the initial underlier value
Hypothetical early redemption payment:	$12.00 per Auto-Callable Trigger PLUS (120% of the stated principal amount). The actual early redemption payment will be determined on the pricing date.
Hypothetical leverage factor:	140%. The actual leverage factor will be determined on the pricing date.
Trigger value:	80% of the initial underlier value
Minimum payment at maturity:	None. You could lose your entire initial investment in the Auto-Callable Trigger PLUS.

Diagram #1: Call Observation Date

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Diagram #2: Payment at Maturity If No Automatic Early Redemption Occurs

Scenario Analysis

▪
Early Redemption Scenario.  On the call observation date, if the closing level of the underlier is greater than or equal to the call threshold level of 120% of the initial underlier value, under the hypothetical terms of Auto-Callable Trigger PLUS, the Auto-Callable Trigger PLUS will be automatically redeemed for an amount per Auto-Callable Trigger PLUS equal to the early redemption payment of $12.00, or 120% of the stated principal amount.  If the Auto-Callable Trigger PLUS are redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final underlier value is greater than the initial underlier value.  Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlier had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.

▪
Upside Scenario. If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is greater than the initial underlier value, at maturity investors will receive the $10 stated principal amount plus at least 140% of the appreciation of the underlier from the initial underlier value to the final underlier value.

▪
For example, under the hypothetical terms of the Auto-Callable Trigger PLUS, if the underlier appreciates by 3.00%, at maturity investors would receive a 4.20% return, or $10.42 per Auto-Callable Trigger PLUS.

▪
Under the hypothetical terms of the Auto-Callable Trigger PLUS, if the underlier appreciates by 30%, investors would receive a 42.00% return, or $14.20 per Auto-Callable Trigger PLUS, at maturity.  This is significantly more than the early redemption payment the investor would have received if the underlier had appreciated 30% or more as of the call observation date, and, as a result, the Auto-Callable Trigger PLUS were automatically redeemed.

▪
Par Scenario.  If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than or equal to the initial underlier value but greater than or equal to the trigger value, at maturity investors will receive the stated principal amount of $10 per Auto-Callable Trigger PLUS.

▪	For example, if the underlier depreciates by 5%, at maturity investors would receive the $10 stated principal amount per Auto-Callable Trigger PLUS.

▪
Downside Scenario.  If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than the trigger value, at maturity investors will receive an amount that is less than 80% of the $10 stated principal amount and that

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Principal at Risk Securities

will reflect a 1% loss of principal for each 1% decline in the underlier. Investors may lose their entire initial investment in the Auto-Callable Trigger PLUS.

▪	For example, if the underlier depreciates 50%, investors would lose 50% of their principal and receive only $5.00 per Auto-Callable Trigger PLUS at maturity, or 50% of the stated principal amount.

If Not Redeemed Prior to Maturity, What Is the Total Return on the Auto-Callable Trigger PLUS at Maturity, Assuming a Range of Performances for the Underlier?

The following table and examples illustrate the hypothetical payment at maturity and hypothetical total return at maturity on the Auto-Callable Trigger PLUS, assuming the Auto-Callable Trigger PLUS are not redeemed prior to maturity.  The “total return” as used in this document is the number, expressed as a percentage, that results from comparing the payment at maturity per $10 stated principal amount to $10.00.  The table and examples set forth below assume a hypothetical initial underlier value of 100.00, a hypothetical trigger value of 80.00 (or 80% of the hypothetical initial underlier value) and a hypothetical leverage factor of 140%.  The hypothetical initial underlier value of 100.00 has been chosen for illustrative purposes only and may not represent a likely actual initial underlier value.  Please see “EURO STOXX 50® Index Overview” below for recent actual values of the underlier.  The actual initial underlier value, trigger value and leverage factor will be determined on the pricing date.  Each hypothetical payment at maturity or total return set forth below is for illustrative purposes only and may not be the actual payment at maturity or total return applicable to a purchaser of the Auto-Callable Trigger PLUS.  The numbers appearing in the following table and examples have been rounded for ease of analysis.  The table and examples below do not take into account any tax consequences from investing in the Auto-Callable Trigger PLUS.

Final Underlier Value	Underlier Return	Underlier Performance Factor	Payment at Maturity	Total Return on Auto-Callable Trigger PLUS
150.00	50.00%	N/A	$17.00	70.00%
140.00	40.00%	N/A	$15.60	56.00%
130.00	30.00%	N/A	$14.20	42.00%
120.00	20.00%	N/A	$12.80	28.00%
110.00	10.00%	N/A	$11.40	14.00%
105.00	5.00%	N/A	$10.70	7.00%
102.50	2.50%	N/A	$10.35	3.50%
100.00	0.00%	N/A	$10.00	0.00%
90.00	-10.00%	90.00%	$10.00	0.00%
85.00	-15.00%	85.00%	$10.00	0.00%
80.00	-20.00%	80.00%	$10.00	0.00%
70.00	-30.00%	70.00%	$7.00	-30.00%
60.00	-40.00%	60.00%	$6.00	-40.00%
50.00	-50.00%	50.00%	$5.00	-50.00%
40.00	-60.00%	40.00%	$4.00	-60.00%
30.00	-70.00%	30.00%	$3.00	-70.00%
20.00	-80.00%	20.00%	$2.00	-80.00%
10.00	-90.00%	10.00%	$1.00	-90.00%
0.00	-100.00%	0.00%	$0.00	-100.00%

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Hypothetical Examples of Amount Payable at Maturity

The following examples illustrate how the payment at maturity and total return in different hypothetical scenarios  are calculated.

Example 1: The Auto-Callable Trigger PLUS are not redeemed prior to maturity and the value of the underlier increases from the initial underlier value of 100.00 to a final underlier value of 150.00.
Because the final underlier value is greater than the initial underlier value and the underlier return is 50%, the investor receives a payment at maturity of $17.00 per $10 stated principal amount, calculated as follows:

$10 + leveraged upside payment

$10 + ($10 × leverage factor × underlier return)

$10 + ($10 × 140% × 50%) = $17.00

The total return on the Auto-Callable Trigger PLUS is 70.00%.

Example 2: The Auto-Callable Trigger PLUS are not redeemed prior to maturity and the value of the underlier decreases from the initial underlier value of 100.00 to a final underlier value of 90.00.
Because the final underlier value is less than or equal to the initial underlier value but greater than or equal to the trigger value, the payment at maturity is equal to the stated principal amount of $10.00 per Auto-Callable Trigger PLUS.

The total return on the Auto-Callable Trigger PLUS is 0.00%.

Example 3: The Auto-Callable Trigger PLUS are not redeemed prior to maturity and the value of the underlier decreases from the initial underlier value of 100.00 to a final underlier value of 50.00.
Because the final underlier value is less than the trigger value, the payment at maturity is equal to $5.00 per Auto-Callable Trigger PLUS, calculated as follows:

($10 × underlier performance factor)

= $10 × (final underlier value / initial underlier value)

= $10 × (50 / 100) = $5.00

The total return on the Auto-Callable Trigger PLUS is -50.00%.

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Risk Factors

An investment in the Auto-Callable Trigger PLUS involves significant risks.  We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Auto-Callable Trigger PLUS.  Investing in the Auto-Callable Trigger PLUS is not equivalent to investing directly in the underlier or any of the securities composing the underlier.  The following is a non-exhaustive list of certain key risk factors for investors in the Auto-Callable Trigger PLUS.  For further discussion of these and other risks, you should read the sections entitled “Risk Factors” in the prospectus supplement, the prospectus addendum and the index supplement, including the risk factors discussed under the following headings of the prospectus supplement (unless otherwise noted):

•	“Risk Factors—Risks Relating to All Securities”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”;

•	“Risk Factors—Additional Risks Relating to Notes Which Pay No Interest or Pay Interest at a Low Rate”;

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”;

•	“Risk Factors—Additional Risks Relating to Securities Which Contain a Multiplier”;

•	“Risk Factors—Additional Risks Relating to Securities Which We May Call or Redeem (Automatically or Otherwise)”;

•
“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”; and

•	“Risk Factors—Under The Terms of the Notes, You Have Agreed To Be Bound By the Exercise of Any U.K. Bail-in Power By the Relevant U.K. Resolution Authority” (in the accompanying prospectus addendum).

▪
The trigger feature provides protection only for a limited range of negative performance of the underlier, and the Auto-Callable Trigger PLUS do not pay interest or guarantee return of principal.  The terms of the Auto-Callable Trigger PLUS differ from those of ordinary debt securities in that the Auto-Callable Trigger PLUS do not pay interest or guarantee payment of the principal amount at maturity.  If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than the trigger value (which is 80% of the initial underlier value), the payment at maturity will be an amount in cash that is significantly less than the $10 stated principal amount of each Auto-Callable Trigger PLUS by an amount proportionate to the decrease in the final underlier value from the initial underlier value.  There is no minimum payment at maturity on the Auto-Callable Trigger PLUS and, accordingly, if the Auto-Callable Trigger PLUS are not redeemed prior to maturity, you could lose your entire initial investment in the Auto-Callable Trigger PLUS.

▪
If the Auto-Callable Trigger PLUS are redeemed following the call observation date, the appreciation potential of the Auto-Callable Trigger PLUS is limited to the early redemption payment.  If the closing level of the underlier on the call observation date is greater than or equal to the call threshold level of 120% of the initial underlier value, the Auto-Callable Trigger PLUS will be automatically redeemed.  In this scenario, the appreciation potential of the Auto-Callable Trigger PLUS is limited to the early redemption payment of at least $12.00 per Auto-Callable Trigger PLUS (at least 120% of the stated principal amount) regardless of the actual appreciation of the underlier, and no further payments will be made on the Auto-Callable Trigger PLUS once they have been redeemed.  The actual early redemption payment will be determined on the pricing date.  In addition, if the Auto-Callable Trigger PLUS are redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final underlier value is greater than the initial underlier value.  Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlier had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.

▪
Credit of issuer.  The Auto-Callable Trigger PLUS are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party.  Any payment to be made on the Auto-Callable Trigger PLUS, including any repayment of principal, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party.  As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Auto-Callable Trigger PLUS and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the Auto-Callable Trigger PLUS.

▪
You may lose some or all of your investment if any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority.  Under the U.K. Banking Act 2009, as recently amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power under certain conditions which, in summary, include that such authority determines that: (i) a relevant entity (such as the Issuer) is failing or is likely to fail, (ii) it is not reasonably likely that (ignoring the other stabilization powers under the U.K. Banking Act) any other action will be taken to avoid the entity’s failure, (iii) the exercise of the stabilization powers are necessary taking into account certain public interest considerations such as the stability of the U.K. financial system, public confidence in the U.K. banking system and the protection of depositors and (iv) the objectives of the resolution measures would not be met to the same extent by the winding up of the entity. Notwithstanding these conditions, there remains uncertainty regarding how the relevant U.K. resolution authority would assess these conditions in deciding whether to exercise any U.K. Bail-in Power.The U.K. Bail-in Power

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includes any statutory write-down and conversion power, which allows for the cancellation of all, or a portion, of any amounts payable on the Auto-Callable Trigger PLUS, including any repayment of principal and/or the conversion of all, or a portion, of any amounts payable on the Auto-Callable Trigger PLUS, including the repayment of principal, into shares or other securities or other obligations of ours or another person, including by means of a variation to the terms of the Auto-Callable Trigger PLUS. Accordingly, if any U.K. Bail-in Power is exercised you may lose all or a part of the value of your investment in the Auto-Callable Trigger PLUS or receive a different security, which may be worth significantly less than the Auto-Callable Trigger PLUS and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise its authority to implement the U.K. Bail-in Power without providing any advance notice to the holders of the Auto-Callable Trigger PLUS.

By your acquisition of the Auto-Callable Trigger PLUS, you acknowledge, agree to be bound by and consent to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Auto-Callable Trigger PLUS will not be a default or an Event of Default (as each term is defined in the indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Auto-Callable Trigger PLUS. Accordingly, your rights as a holder of the Auto-Callable Trigger PLUS are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. Please see “Consent to U.K. Bail-in Power” in this document and the risk factors in the accompanying prospectus addendum for more information.

▪
Early redemption risk.  The term of your investment in the Auto-Callable Trigger PLUS may be limited to as short as 18 months by the early redemption feature of the Auto-Callable Trigger PLUS.  If the Auto-Callable Trigger PLUS are redeemed prior to maturity, you will receive no further payments and may be forced to reinvest in a lower interest rate environment.  There is no guarantee that you would be able to reinvest the proceeds from an investment in the Auto-Callable Trigger PLUS in a comparable investment with a similar level of risk in the event the Auto-Callable Trigger PLUS are redeemed prior to the maturity date.  In addition, if the Auto-Callable Trigger PLUS are redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final underlier value is greater than the initial underlier value.  Moreover, the early redemption payment will be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlier had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.

▪
Investing in the Auto-Callable Trigger PLUS is not equivalent to investing in the underlier.  Investing in the Auto-Callable Trigger PLUS is not equivalent to investing in the underlier or the securities composing the underlier.  Investors in the Auto-Callable Trigger PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the securities composing the underlier.

▪
The Auto-Callable Trigger PLUS will not be listed on any securities exchange, and secondary trading may be limited.  Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the Auto-Callable Trigger PLUS in the secondary market but are not required to do so and may cease any such market making activities at any time, without notice.  Even if a secondary market develops, it may not provide enough liquidity to allow you to trade or sell the Auto-Callable Trigger PLUS easily.  Because other dealers are not likely to make a secondary market for the Auto-Callable Trigger PLUS, the price, if any, at which you may be able to trade your Auto-Callable Trigger PLUS is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Auto-Callable Trigger PLUS.  In addition, Barclays Capital Inc. or one or more of our other affiliates may at any time hold an unsold portion of the Auto-Callable Trigger PLUS (as described on the cover page of this document), which may inhibit the development of a secondary market for the Auto-Callable Trigger PLUS .  The Auto-Callable Trigger PLUS are not designed to be short-term trading instruments.  Accordingly, you should be willing and able to hold your Auto-Callable Trigger PLUS to maturity.

▪
Potential conflicts.  We and our affiliates play a variety of roles in connection with the issuance of the Auto-Callable Trigger PLUS, including acting as calculation agent and hedging our obligations under the Auto-Callable Trigger PLUS.  In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Auto-Callable Trigger PLUS.  The calculation agent will determine the initial underlier value, the trigger value and the final underlier value and whether the Auto-Callable Trigger PLUS will be automatically redeemed, and will calculate the amount of cash, if any, you will receive at maturity.  Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the final underlier value in the event of a discontinuance of the underlier, may adversely affect the payment to you at maturity.

▪
Suitability of the Auto-Callable Trigger PLUS for investment.  You should reach a decision to invest in the Auto-Callable Trigger PLUS only after carefully considering, with your advisors, the suitability of the Auto-Callable Trigger PLUS in light of your investment objectives and the specific information set out in this document, the prospectus supplement and the prospectus.

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Principal at Risk Securities

Neither the issuer nor Barclays Capital Inc. makes any recommendation as to the suitability of the Auto-Callable Trigger PLUS for investment.

▪
If the Auto-Callable Trigger PLUS are not redeemed prior to maturity, the payment at maturity on the Auto-Callable Trigger PLUS is not based on the value of the underlier at any time other than on the valuation date.  If the Auto-Callable Trigger PLUS are not redeemed prior to maturity, the payment at maturity is not based on the value of the underlier at any time other than on the valuation date and will be based solely on the final underlier value as compared to the initial underlier value.  Therefore, the payment at maturity, if any, that you will receive for your Auto-Callable Trigger PLUS may be significantly less than if the payment at maturity were linked to the value of the underlier at any time other than the valuation date.

▪
The Auto-Callable Trigger PLUS do not provide direct exposure to fluctuations in foreign exchange rates.  The value of the Auto-Callable Trigger PLUS will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the securities composing the underlier are denominated, although any currency fluctuations could affect the performance of the underlier.  Therefore, if any applicable currency appreciates or depreciates relative to the U.S. dollar over the term of the Auto-Callable Trigger PLUS, you will not receive any additional payment or incur any reduction in your payment at maturity.

▪
There are risks associated with investments in securities, such as the Auto-Callable Trigger PLUS, linked to the value of non-U.S. equity securities.  The Auto-Callable Trigger PLUS are linked to the value of non-U.S. equity securities.  Investments in securities linked to the value of any non-U.S. equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries.  Also, there is generally less publicly available information about non-U.S. companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.  The prices of securities issued in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

▪
Adjustments to the underlier could adversely affect the value of the Auto-Callable Trigger PLUS.  The underlier publisher may discontinue or suspend calculation or publication of the underlier at any time.  In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlier and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.

▪
Hedging and trading activity by the issuer and its affiliates could potentially adversely affect the value of the Auto-Callable Trigger PLUS.  The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Auto-Callable Trigger PLUS on or prior to the pricing date and prior to maturity could adversely affect the value of the underlier and, as a result, could decrease the amount an investor may receive on the Auto-Callable Trigger PLUS at maturity.  Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial underlier value and, if the Auto-Callable Trigger PLUS are not redeemed prior to maturity, could increase the trigger value, which is  the value at or above which the underlier must close on the valuation date so that the investor does not suffer a loss on their initial investment in the Auto-Callable Trigger PLUS.  Additionally, such hedging or trading activities during the term of the Auto-Callable Trigger PLUS, including on the valuation date, could potentially affect the value of the underlier on the valuation date and, accordingly, the amount of cash an investor will receive at maturity, if any.

▪
The market price of the Auto-Callable Trigger PLUS will be influenced by many unpredictable factors.  Several factors will influence the value of the Auto-Callable Trigger PLUS in the secondary market and the price at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC may be willing to purchase or sell the Auto-Callable Trigger PLUS in the secondary market.  Although we expect that generally the value of the underlier on any day will affect the value of the Auto-Callable Trigger PLUS more than any other single factor, other factors that may influence the value of the Auto-Callable Trigger PLUS include:

o	the value and volatility (frequency and magnitude of changes in value) of the underlier;

o	dividend rates on the securities composing the underlier;

o	interest and yield rates in the market;

o	time remaining until the Auto-Callable Trigger PLUS mature;

o	supply and demand for the Auto-Callable Trigger PLUS;

o	exchange rates of the U.S. dollar relative to the currencies in which the securities composing the underlier trade;

o	geopolitical conditions and economic, financial, political, regulatory and judicial events that affect the securities composing the underlier and that may affect the final underlier value; and

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o	any actual or anticipated changes in our credit ratings or credit spreads.

The value of the underlier may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen.  See “EURO STOXX 50® Index Overview” below.  You may receive less, and possibly significantly less, than the stated principal amount per Auto-Callable Trigger PLUS if you try to sell your Auto-Callable Trigger PLUS prior to maturity.

▪
The estimated value of your Auto-Callable Trigger PLUS is expected to be lower than the initial issue price of your Auto-Callable Trigger PLUS.  The estimated value of your Auto-Callable Trigger PLUS on the pricing date is expected to be lower, and may be significantly lower, than the initial issue price of your Auto-Callable Trigger PLUS.  The difference between the initial issue price of your Auto-Callable Trigger PLUS and the estimated value of the Auto-Callable Trigger PLUS is expected as a result of certain factors, such as any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Auto-Callable Trigger PLUS, the estimated cost that we may incur in hedging our obligations under the Auto-Callable Trigger PLUS, and estimated development and other costs that we may incur in connection with the Auto-Callable Trigger PLUS.

▪
The estimated value of your Auto-Callable Trigger PLUS might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market.  The estimated value of your Auto-Callable Trigger PLUS on the pricing date is based on a number of variables, including our internal funding rates.  Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market.  As a result of this difference, the estimated values referenced above might be lower if such estimated values were based on the levels at which our benchmark debt securities trade in the secondary market.

▪
The estimated value of the Auto-Callable Trigger PLUS is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions.  The estimated value of your Auto-Callable Trigger PLUS on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize.  These variables and assumptions are not evaluated or verified on an independent basis.  Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Auto-Callable Trigger PLUS may not be consistent with those of other financial institutions that may be purchasers or sellers of Auto-Callable Trigger PLUS in the secondary market.  As a result, the secondary market price of your Auto-Callable Trigger PLUS may be materially different from the estimated value of the Auto-Callable Trigger PLUS determined by reference to our internal pricing models.

▪
The estimated value of your Auto-Callable Trigger PLUS is not a prediction of the prices at which you may sell your Auto-Callable Trigger PLUS in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your Auto-Callable Trigger PLUS and may be lower than the estimated value of your Auto-Callable Trigger PLUS.  The estimated value of the Auto-Callable Trigger PLUS will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Auto-Callable Trigger PLUS from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do).  The price at which you may be able to sell your Auto-Callable Trigger PLUS in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Auto-Callable Trigger PLUS.  Further, as secondary market prices of your Auto-Callable Trigger PLUS take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Auto-Callable Trigger PLUS such as fees, commissions, discounts, and the costs of hedging our obligations under the Auto-Callable Trigger PLUS, secondary market prices of your Auto-Callable Trigger PLUS will likely be lower than the initial issue price of your Auto-Callable Trigger PLUS.  As a result, the price, at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Auto-Callable Trigger PLUS from you in secondary market transactions, if any, will likely be lower than the price you paid for your Auto-Callable Trigger PLUS, and any sale prior to the maturity date could result in a substantial loss to you.

▪
The temporary price at which we may initially buy the Auto-Callable Trigger PLUS in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your Auto-Callable Trigger PLUS.  Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the Auto-Callable Trigger PLUS in the secondary market (if Barclays Capital Inc. makes a market in the Auto-Callable Trigger PLUS, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the Auto-Callable Trigger PLUS on the pricing date, as well as the secondary market value of the Auto-Callable Trigger PLUS, for a temporary period after the initial issue date of the Auto-Callable Trigger PLUS.  The price at which Barclays Capital Inc. may initially buy or sell the Auto-Callable Trigger PLUS in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your Auto-Callable Trigger PLUS.

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▪
We and our affiliates may engage in various activities or make determinations that could materially affect your Auto-Callable Trigger PLUS in various ways and create conflicts of interest.  We and our affiliates establish the offering price of the Auto-Callable Trigger PLUS for initial sale to the public, and the offering price is not based upon any independent verification or valuation.  Additionally, the role played by Barclays Capital Inc., as a dealer in the Auto-Callable Trigger PLUS, could present it with significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the Auto-Callable Trigger PLUS.  For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the Auto-Callable Trigger PLUS and such compensation or financial benefit may serve as an incentive to sell these Auto-Callable Trigger PLUS instead of other investments.  We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Auto-Callable Trigger PLUS.  Furthermore, we and our affiliates make markets in and trade various financial instruments or products for their own accounts and for the account of their clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products.  These financial instruments and products may include securities, instruments or assets that may serve as the underliers, basket underliers or constituents of the underliers of the Auto-Callable Trigger PLUS.  Such market making, trading activities, other investment banking and financial services may negatively impact the value of the Auto-Callable Trigger PLUS.  Furthermore, in any such market making, trading activities, and other services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the Auto-Callable Trigger PLUS.  We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the Auto-Callable Trigger PLUS into account in conducting these activities.

▪
The U.S. federal income tax consequences of an investment in the Auto-Callable Trigger PLUS are uncertain.  There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Auto-Callable Trigger PLUS, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”).  Consequently, significant aspects of the tax treatment of the Auto-Callable Trigger PLUS are uncertain, and the IRS or a court might not agree with the treatment of the Auto-Callable Trigger PLUS as prepaid forward contracts.  If the IRS were successful in asserting an alternative treatment for the Auto-Callable Trigger PLUS, the tax consequences of the ownership and disposition of the Auto-Callable Trigger PLUS could be materially and adversely affected.  In addition, as described below under “Additional provisions—Tax considerations,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Auto-Callable Trigger PLUS, possibly with retroactive effect.  You should review carefully the sections of the accompanying prospectus supplement entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the Auto-Callable Trigger PLUS (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Auto-Callable Trigger PLUS Based on the Value of the EURO STOXX 50® Index due April 6, 2018
Auto-Callable Trigger Performance Leveraged Upside Securities
Principal at Risk Securities

EURO STOXX 50® Index Overview

The underlier is calculated, maintained and published by STOXX Limited, a company owned by Deutsche Börse AG and SIX Group AG.  The underlier provides a blue-chip representation of supersector leaders in the Eurozone.  The underlier represents supersector leaders in the Eurozone in terms of free-float market capitalization and covers 50 stocks from 12 Eurozone countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain.  Publication of the underlier was introduced on February 26, 1998, with a base value of 1,000 as of December 31, 1991.  The information on the underlier provided in this document should be read together with the discussion under the heading “Non—Proprietary Indices—Equity Indices—EURO STOXX 50® Index” in the accompanying index supplement.

Information about the underlier as of market close on February 26, 2015:
Bloomberg Ticker Symbol:	SX5E	52 Week High:	3,574.94
Current Closing Level:	3,574.94	52 Week Low:	2,874.65
52 Weeks Ago (2/27/2014):	3,134.94

The following table sets forth the published high, low and period-end closing levels of the underlier for each quarter for the period of January 2, 2008 through February 26, 2015.  The associated graph shows the closing levels of the underlier for each day in the same period.  The closing level of the underlier on February 26, 2015 was 3,574.94.  We obtained the closing levels below from Bloomberg, without independent verification.  Historical performance of the underlier should not be taken as an indication of future performance.  Future performance of the underlier may differ significantly from historical performance, and no assurance can be given as to the closing level of the underlier during the term of the Auto-Callable Trigger PLUS, including on the valuation date.  We cannot give you assurance that the performance of the underlier will result in the return of any of your initial investment.

EURO STOXX 50® Index	High	Low	Period End
2008
First Quarter	4,339.23	3,431.82	3,628.06
Second Quarter	3,882.28	3,340.27	3,352.81
Third Quarter	3,445.66	3,000.83	3,038.20
Fourth Quarter	3,113.82	2,165.91	2,447.62
2009
First Quarter	2,578.43	1,809.98	2,071.13
Second Quarter	2,537.35	2,097.57	2,401.69
Third Quarter	2,899.12	2,281.47	2,872.63
Fourth Quarter	2,992.08	2,712.30	2,964.96
2010
First Quarter	3,017.85	2,631.64	2,931.16
Second Quarter	3,012.65	2,488.50	2,573.32
Third Quarter	2,827.27	2,507.83	2,747.90
Fourth Quarter	2,890.64	2,650.99	2,792.82
2011
First Quarter	3,068.00	2,721.24	2,910.91
Second Quarter	3,011.25	2,715.88	2,848.53
Third Quarter	2,875.67	1,995.01	2,179.66
Fourth Quarter	2,476.92	2,090.25	2,316.55
2012
First Quarter	2,608.42	2,286.45	2,477.28
Second Quarter	2,501.18	2,068.66	2,264.72
Third Quarter	2,594.56	2,151.54	2,454.26
Fourth Quarter	2,659.95	2,427.32	2,635.93
2013
First Quarter	2,749.27	2,570.52	2,624.02

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Auto-Callable Trigger PLUS Based on the Value of the EURO STOXX 50® Index due April 6, 2018
Auto-Callable Trigger Performance Leveraged Upside Securities
Principal at Risk Securities

Second Quarter	2,835.87	2,511.83	2,602.59
Third Quarter	2,936.20	2,570.76	2,893.15
Fourth Quarter	3,111.37	2,902.12	3,109.00
2014
First Quarter	3,172.43	2,962.49	3,161.60
Second Quarter	3,314.80	3,091.52	3,228.24
Third Quarter	3,289.75	3,006.83	3,225.93
Fourth Quarter	3,277.38	2,874.65	3,146.43
2015
First Quarter (through February 26, 2015)	3,574.94	3,007.91	3,574.94

Underlier Historical Performance— January 2, 2008 to February 26, 2015

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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Auto-Callable Trigger PLUS Based on the Value of the EURO STOXX 50® Index due April 6, 2018
Auto-Callable Trigger Performance Leveraged Upside Securities
Principal at Risk Securities

Additional Information about the Auto-Callable Trigger PLUS

Please read this information in conjunction with the terms on the cover page of this document.

Additional provisions:
Postponement of maturity date:
The maturity date will be postponed if the valuation date is postponed due to the occurrence or continuance of a market disruption event on the valuation date.  In such a case, the maturity date will be postponed by the same number of business days from but excluding the originally scheduled valuation date.  See “Terms of the Notes — Maturity Date” in the accompanying prospectus supplement and “Market disruption events and adjustments” below.

Postponement of call observation date and valuation date:
The call observation date and valuation date may be postponed due to the occurrence or continuance of a market disruption event on such date.

 See “Market disruption events and adjustments” below.

 Notwithstanding anything to the contrary in the accompanying prospectus supplement, the valuation date may be postponed by up to five scheduled trading days due to the occurrence or continuance of a market disruption event on such date.

Market disruption events and adjustments:
The calculation agent may adjust any variable described in this document, including but not limited to the call observation date, the valuation date, the maturity date, the initial underlier value, the trigger value and the final underlier value (and any combination thereof) as described in the following sections of the accompanying prospectus supplement:

•      For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities”; and

•      For a description of further adjustments that may affect the underlier, see “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices.”

Minimum ticketing size:	$1,000 / 100 Auto-Callable Trigger PLUS
Tax considerations:
You should review carefully the sections entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders,” in the accompanying prospectus supplement.  The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Auto-Callable Trigger PLUS.  The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

Based on current market conditions, in the opinion of our special tax counsel, the Auto-Callable Trigger PLUS should be treated for U.S. federal income tax purposes as prepaid forward contracts with respect to the underlier.  Assuming this treatment is respected, upon a sale or exchange of the Auto-Callable Trigger PLUS (including redemption upon an automatic call or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the Auto-Callable Trigger PLUS, which should equal the amount you paid to acquire the Auto-Callable Trigger PLUS.  This gain or loss should be long-term capital gain or loss if you hold your Auto-Callable Trigger PLUS for more than a year, whether or not you are an initial purchaser of Auto-Callable Trigger PLUS at the original issue price.  However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the Auto-Callable Trigger PLUS could be materially and adversely affected.  In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the

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Auto-Callable Trigger PLUS Based on the Value of the EURO STOXX 50® Index due April 6, 2018
Auto-Callable Trigger Performance Leveraged Upside Securities
Principal at Risk Securities

underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Auto-Callable Trigger PLUS, possibly with retroactive effect.  You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Auto-Callable Trigger PLUS, including possible alternative treatments and the issues presented by this notice.

Trustee:	The Bank of New York Mellon
Calculation agent:	Barclays Bank PLC
Use of proceeds and hedging:
The net proceeds we receive from the sale of the Auto-Callable Trigger PLUS will be used for various corporate purposes as set forth in the prospectus and prospectus supplement and, in part, in connection with hedging our obligations under the Auto-Callable Trigger PLUS through one or more of our subsidiaries.

We, through our subsidiaries or others, hedge our anticipated exposure in connection with the Auto-Callable Trigger PLUS by taking positions in futures and options contracts on the underlier and any other securities or instruments we may wish to use in connection with such hedging.  Trading and other transactions by us or our affiliates could affect the value of the underlier, the market value of the Auto-Callable Trigger PLUS or any amounts payable on your Auto-Callable Trigger PLUS. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the prospectus supplement.

ERISA:	See “Employee Retirement Income Security Act” starting on page S-120 in the accompanying prospectus supplement.
Contact:
Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This document represents a summary of the terms and conditions of the Auto-Callable Trigger PLUS.  We encourage you to read the accompanying prospectus, prospectus supplement, prospectus addendum and index supplement for this offering, which can be accessed via the hyperlinks on the cover page of this document.

Supplemental Plan of Distribution

Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $0.25 for each Auto-Callable Trigger PLUS they sell.  In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.05 for each Auto-Callable Trigger PLUS.

We will deliver the Buffered PLUS against payment therefor in New York, New York on April 7, 2015, which is the fourth scheduled business day following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Buffered PLUS on any date prior to three business days before delivery will be required, by virtue of the fact that the Buffered PLUS will initially settle in four business days (T+4), to specify alternative settlement arrangements to prevent a failed settlement.

March 2015	Page 19